Exhibit 99

News Announcement	For Immediate Release

REX AMERICAN RESOURCESFIRST QUARTER REVENUE
RISES TO $151 MILLION; DILUTED EPS OF $0.11

Dayton, Ohio, (May 30, 2012) — REX American Resources Corporation (NYSE: REX) today reported financial results for its fiscal 2012 first quarter (“Q1 ‘12”) ended April 30, 2012. REX management will host a conference call and webcast today at 11:00 a.m. ET:

Conference Call:	212/231-2935
Webcast / Replay URL:	www.rexamerican.com/Corp/Page4.aspx
The webcast will be available for replay for 30 days

REX’s Q1 ‘12 results primarily reflect its alternative energy segment interests in seven operating ethanol production facilities. The operations of One Earth Energy, LLC (“One Earth”) and NuGen Energy, LLC (“NuGen”) are consolidated (on November 1, 2011, REX acquired an additional approximate 50% equity ownership interest in NuGen raising its equity ownership in the entity to approximately 98%) while those of its five other operating plants are reported as equity in income of unconsolidated ethanol affiliates. REX’s Q1 ‘12 net sales and revenue rose 86.1% to $151.0 million, from $81.2 million in Q1 ‘11, primarily reflecting the consolidation of NuGen.

REX recognizes certain results from its ethanol interests on a quarterly calendar basis, and as a result, REX’s Q1 includes results from ethanol operations for the period January 1, 2012 through March 31, 2012, with the exception of NuGen which is for the period February 1, 2012 through April 30, 2012.

Reflecting the recent industry-wide compression of ethanol margins and lower income from discontinued operations, net income attributable to REX shareholders in Q1 ‘12 was $0.9 million, or $0.11 per diluted share, compared with $4.7 million, or $0.49 per diluted share, in Q1 ‘11. Q1 ‘12 income from continuing operations net of tax attributable to REX shareholders was $0.8 million, or $0.09 per diluted share, compared with $4.1 million, or $0.44 per diluted share, in Q1 ‘11. REX recorded income from discontinued operations of $0.2 million, or $0.02 per diluted share for Q1 ‘12. In the comparable year-ago period income from discontinued operations was $0.4 million, or $0.04 per share and the Company also recorded a $0.1 million after tax gain on disposal of discontinued operations which amounted to $0.01 per diluted share. Per share results in Q1 ‘12 and Q1 ‘11 are based on 8,439,000 and 9,560,000 diluted weighted average shares outstanding, respectively. The 11.7% reduction in the shares outstanding principally reflects the Company’s repurchase of 1,305,589 shares in open market transactions in FY ‘11, partially offset by shares exercised pursuant to options.

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REX American Resources Q1’ 12 Results, 5/30/12	page 2

Gross profit from REX’s consolidated alternative energy operations rose 15.3% to $5.5 million in Q1 ‘12 from $4.8 million in Q1’ 11 primarily reflecting the consolidation of NuGen’s operations in the Company’s results. In Q1 ‘12, equity in income of unconsolidated ethanol affiliates declined to $0.4 million from $5.8 million in Q1 ‘11 primarily due to REX’s interest in NuGen now being consolidated as well as lower overall results from the Company’s unconsolidated ethanol production interests. REX’s Q1 ‘12 income from continuing operations before income taxes and non-controlling interests was $1.9 million compared with $7.7 million in Q1 ‘11.

In aggregate, the seven ethanol production plants in which REX has interests sold 180.7 million gallons of ethanol in Q1 ‘12 and REX’s effective ownership interest of those sales was approximately 63.8 million gallons. Sales from corn oil production was $2.9 million in Q1’ 12 as One Earth and NuGen commenced corn oil production in January and March 2012, respectively.

Recent Developments

▪	In February 2012, NuGen repurchased shares which had the effect of raising REX’s equity ownership in the facility to 99% from 98%.

▪

Effective December 1, 2011, reflecting its 10% interest in Big River Resources, LLC, REX received a 10% interest in Big River Resources, Boyceville which operates a 55 mgy nameplate plant built by Fagen, Inc. with ICM, Inc. technology in Boyceville, WI.

▪	Effective January 1, 2012, REX acquired an additional 3% ownership interest in Patriot Holdings, LLC for $1.9 million which increased its ownership in Patriot to 26%.

REX CEO, Stuart Rose, commented, “Initiatives to expand REX’s interests in state-of-the-art ethanol plants in the corn belt utilizing ICM, Inc. technology, and overall operating discipline at both the plant and corporate level drove industry out-performance in Q1 ‘12 despite the challenging operating environment.

“We believe our expanded scale has positioned REX as one of the leading companies in the ethanol industry and we remain focused on achieving long-term growth. Currently the ethanol production industry’s profitability is impacted by reduced crush margins. Rising dried distillers’ grains pricing has allowed us to partially offset this adverse environment. In addition, we recently installed state-of-the-art corn oil extraction systems at our two consolidated facilities to optimize utilization and further diversify the offerings from our plants.

“Though ethanol production remains a business driven by commodity price fluctuations, we consider our operating and financial model to be amongst the best in the industry, as our plants were built with leading technology and acquired at attractive valuations. As reflected by the first quarter results, this model positions us to outperform the industry even during challenging periods.”

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REX American Resources Q1’ 12 Results, 5/30/12	page 3

Balance Sheet and Share Repurchase Program

At April 30, 2012, REX had cash and cash equivalents of $72.1 million, $45.8 million of which was at the parent and approximately $26.3 million of which was at its consolidated ethanol production facilities. This compares with cash and cash equivalents of $75.0 million at January 31, 2012, $46.1 million of which was at the parent and $28.9 million of which was at its consolidated ethanol production facility.

REX had no share repurchase activity in Q1 ‘12 and is presently authorized to repurchase up to 162,455 shares of its common stock.

At April 30, 2012, REX had lease agreements, as landlord for six former retail store locations. REX has 15 owned former retail stores that were vacant at April 30, 2012, which it is marketing to lease or sell. In addition, one former distribution center is partially leased, partially occupied by the REX corporate office and partially vacant. The real estate segment revenue reflects rental income derived from these sites.

Segment Income Statement Data

($ in thousands)	Three Months Ended April 30,
	2012	2011

Net sales and revenue:
Alternative energy (1)	$150,664	$80,882
Real estate	349	281

Total net sales and revenues	$151,013	$81,163

Segment gross profit (loss):
Alternative energy (1)	$5,510	$4,778
Real estate	(14)	(66)

Total gross profit	$5,496	$4,712

Segment profit (loss):
Alternative energy segment profit(1)	$2,469	$8,409
Real estate segment loss	(75)	(121)
Corporate expense	(548)	(673)
Interest expense	(23)	(34)
Interest income	29	141

Income from continuing operations before income taxes and non-controlling interests	$1,852	$7,722

(1)	Includes results attributable to non-controlling interests of approximately 26% for One Earth in fiscal years 2012 and fiscal year 2011 and approximately 1% for NuGen in fiscal year 2012.

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REX American Resources Q1’ 12 Results, 5/30/12	page 4

Certain amounts differ from those previously reported as a result of certain sold real estate assets being reclassified as discontinued operations.

Segment Assets

	April 30, 2012	January 31, 2012

($ in thousands)
Alternative energy	$358,158	$367,029
Real estate	16,758	17,458
Corporate	52,303	53,562

Total assets	$427,219	$438,049

Supplemental Data Related to REX’s Alternative Energy Interests

REX American Resources Corporation Ethanol Ownership Interests/Effective Annual Gallons Sold as of April 30, 2012

Entity	Trailing Twelve Months Gallons Sold	Current REX Ownership Interest	REX’s Current Effective Ownership of Trailing Twelve Month Gallons Sold

One Earth Energy, LLC
(Gibson City, IL)	103.0M	74%	76.2M
NuGen Energy, LLC
(Marion, SD)	114.4M	99%	113.3M
Patriot Holdings, LLC
(Annawan, IL)	116.8M	26%	30.4M
Big River Resources West Burlington, LLC
(West Burlington, IA)	104.9M	10%	10.5M
Big River Resources Galva, LLC
(Galva, IL)	106.9M	10%	10.7M
Big River United Energy, LLC
(Dyersville, IA)	115.5M	5%	5.8M
Big River Resources Boyceville, LLC
(Boyceville, WI) (1)	59.1M	10%	5.9M

Total	720.6M	n/a	252.8M

(1)	REX’s current effective annual gallons sold represents four months of ownership of Big River Resources Boyceville, LLC on an annualized basis.

	Three Months Ended April 30,		% Change
Average Price/Cost	2012	2011

Ethanol – gallon	$2.14	$2.35	(8.9)%
Dried distillers grains - ton	$197.82	$183.22	+8.0%
Grain – bushel	$6.42	$6.56	(2.1)%
Natural gas – mmbtu	$4.10	$4.37	(6.2)%

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REX American Resources Q1’ 12 Results, 5/30/12	page 5

About REX American Resources Corporation

REX American Resources has interests in seven operating ethanol production facilities which in aggregate sold approximately 681 million gallons of ethanol over the last twelve months. REX’s current effective ownership of the trailing twelve month gallons sold by the ethanol production facilities in which it has ownership interests is approximately 249 million gallons. Further information about REX is available at www.rexamerican.com.

This news announcement contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by use of forward-looking terminology such as “may,” “expect,” “believe,” “estimate,” “anticipate” or “continue” or the negative thereof or other variations thereon or comparable terminology. Readers are cautioned that there are risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. These risks and uncertainties include the risk factors set forth from time to time in the Company’s filings with the Securities and Exchange Commission and include among other things: the impact of legislative changes, the price volatility and availability of corn, dried distillers grains, ethanol, corn oil, gasoline and natural gas, ethanol plants operating efficiently and according to forecasts and projections, changes in the national or regional economies, weather, the effects of terrorism or acts of war, changes in real estate market conditions and the impact of Internal Revenue Service audits. The Company does not intend to update publicly any forward-looking statements except as required by law.

For further information contact:
Douglas Bruggeman	Joseph N. Jaffoni
Chief Financial Officer	J C I R
937/276-3931	212/835-8500
rex@jcir.com

-statement of operations follow-

REX American Resources Q1’ 12 Results, 5/30/12	page 6

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES
Consolidated Condensed Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Three Months Ended April 30,
	2012	2011

Net sales and revenue	$151,013	$81,163
Cost of sales	145,517	76,451

Gross profit	5,496	4,712
Selling, general and administrative expenses	(2,707)	(2,348)
Equity in income of unconsolidated ethanol affiliates	442	5,782
Interest income	49	171
Interest expense	(1,281)	(663)
(Losses) gains on derivative financial instruments, net	(147)	68

Income from continuing operations before income taxes	1,852	7,722
Provision for income taxes	(533)	(2,681)

Income from continuing operations	1,319	5,041
Income from discontinued operations, net of tax	183	390
(Loss) gain on disposal of discontinued operations, net of tax	(10)	125

Net income	1,492	5,556
Net income attributable to non-controlling interests	(559)	(904)

Net income attributable to REX common shareholders	$933	$4,652

Weighted average shares outstanding - basic	8,360	9,432

Basic income per share from continuing operations attributable to REX common shareholders	$0.09	$0.44
Basic income per share from discontinued operations attributable to REX common shareholders	0.02	0.04
Basic income per share from disposal of discontinued operations attributable to REX common shareholders	—	0.01

Basic net income per share attributable to REX common shareholders	$0.11	$0.49

Weighted average shares outstanding – diluted	8,439	9,560

Diluted income per share from continuing operations attributable to REX common shareholders	$0.09	$0.44
Diluted income per share from discontinued operations attributable to REX common shareholders	0.02	0.04
Diluted income per share from disposal of discontinued operations attributable to REX common shareholders	—	0.01

Diluted net income per share attributable to REX common shareholders	$0.11	$0.49

Amounts attributable to REX common shareholders:
Income from continuing operations, net of tax	$760	$4,137
Income from discontinued operations, net of tax	173	515

Net income	$933	$4,652

*	Certain amounts differ from those previously reported as a result of certain real estate assets being reclassified as discontinued operations.

-balance sheet follows-

REX American Resources Q1’ 12 Results, 5/30/12	page 7

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES
Consolidated Condensed Balance Sheet
(in thousands) Unaudited

	April 30, 2012	January 31, 2012

Assets
Current assets:
Cash and cash equivalents	$72,064	$75,013
Accounts receivable	15,025	12,784
Inventory, net	25,625	30,349
Refundable income taxes	1,476	1,816
Prepaid expenses and other	3,862	3,987
Deferred taxes, net	3,083	3,090

Total current assets	121,135	127,039
Property and equipment, net	237,421	240,084
Other assets	7,579	7,884
Equity method investments	60,081	61,679
Restricted investments and deposits	1,003	1,363

Total assets	$427,219	$438,049

Liabilities and equity:
Current liabilities:
Current portion of long-term debt, alternative energy(1)	$12,369	$14,972
Current portion of long-term debt, other	342	250
Accounts payable, trade	5,989	6,985
Deferred income	1,510	1,864
Accrued real estate taxes	2,741	2,750
Accrued payroll and related items	510	2,882
Derivative financial instruments	1,733	1,694
Other current liabilities	4,683	5,844

Total current liabilities	29,877	37,241

Long-term liabilities:
Long-term debt, alternative energy(1)	103,557	107,706
Long-term debt, other	668	821
Deferred taxes	4,642	4,642
Deferred income	316	552
Derivative financial instruments	2,166	2,541
Other long term liabilities	2,720	2,703

Total long-term liabilities	114,069	118,965

Equity:
REX shareholders’ equity:
Common stock	299	299
Paid-in capital	143,592	142,994
Retained earnings	325,256	324,323
Treasury stock	(215,239)	(215,105)

Total REX shareholders’ equity	253,908	252,511
Non-controlling interests	29,365	29,332

Total equity	283,273	281,843

Total liabilities and equity	$427,219	$438,049

(1)	Long-term debt, alternative energy reflects non-recourse ethanol plant debt at REX’s consolidated ethanol production subsidiaries.

-statement of cash flows follow-

REX American Resources Q1’ 12 Results, 5/30/12	page 8

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES
Consolidated Condensed Statements of Cash Flows
(in thousands) Unaudited

	Three Months Ended April 30,
	2012	2011

Cash flows from operating activities:
Net income including non-controlling interests	$1,492	$5,556
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,021	2,733
Income from equity method investments	(442)	(5,782)
Loss (gain) on disposal of real estate and property and equipment	16	(204)
Dividends received from equity method investees	2,005	2,316
Deferred income	(590)	(1,273)
Derivative financial instruments	(336)	(732)
Deferred income tax	—	1,419
Changes in assets and liabilities:
Accounts receivable	(2,241)	(798)
Inventory	4,724	(4,861)
Refundable income taxes	552	8,503
Other assets	296	961
Accounts payable, trade	(996)	1,124
Other liabilities	(3,525)	160

Net cash provided by operating activities	4,976	9,122

Cash flows from investing activities:
Capital expenditures	(1,683)	(555)
Restricted investments	360	—
Proceeds from sale of real estate and property and equipment	478	424

Net cash used in investing activities	(845)	(131)

Cash flows from financing activities:
Payments of long-term debt	(6,813)	(2,840)
Stock options exercised	259	258
Non-controlling interests distribution and other	(526)	—
Treasury stock acquired	—	(477)

Net cash used in financing activities	(7,080)	(3,059)

Net (decrease)increase in cash and cash equivalents	(2,949)	5,932
Cash and cash equivalents, beginning of period	75,013	91,019

Cash and cash equivalents, end of period	$72,064	$96,951

Non cash financing activities - Cashless exercise of stock options	$1,071	$—

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